Exhibit 10.152

May 30, 2008

Mark C. Terrell

7367 Sawgrass Point Drive

Pinellas Park, FL 33782

Re:	Amendment to the Deferred Stock Unit Award Agreement (the “Deferred Stock Award Agreement”) dated effective as of December 5, 2007 between Comverse Technology, Inc. (the “Company”) and Mark C. Terrell

Dear Mark:

Pursuant to the terms of the Deferred Stock Award Agreement, the Company is required to deliver to you on January 1, 2009 the number of shares of Company common stock equal to the aggregate number of Granted Units (as defined in the Deferred Stock Award Agreement) that vest as of such date (i.e., 10,000 shares of Company common stock The Compensation Committee of the Company’s Board of Directors has determined that it would be beneficial to amend your Deferred Stock Award Agreement to provide greater flexibility as to the timing of the delivery of the 10,000 shares of Company common stock which will vest on January 1, 2009 in order to alleviate the possibility of the vested Company common stock being required to be delivered to you (and taxable to you) when the Company common stock is not subject to an effective registration statement and/or other restrictions on the resale of such stock. Accordingly, upon your execution of this letter amendment below and delivery to the Company by June 30, 2008, the Deferred Stock Award Agreement is hereby amended by adding the following as the last sentence of Section 4:

“Notwithstanding anything to the contrary contained in this Section 4, the number of shares of Common Stock deliverable to the Grantee in respect of any Granted Units which vest in calendar year 2009 shall be deliverable to the Grantee on the first date within the “short-term deferral period” (as defined in Treasury Reg. §1.409A-l(b)(4)) on which there is an Effective Registration (as defined below) in place, but in no event later than March 15, 2010; provided, however, that in the event of the Grantee’s Service Termination in accordance with Section 3(b) prior to March 15, 2010, the number of shares of Common Stock in respect of any Granted Units which are vested as of the Termination Date shall be delivered to the Grantee on the Termination Date. For purposes of this Section 4, “Effective Registration” shall mean the registration of the shares of Common Stock granted to the Grantee hereunder pursuant to an effective registration statement on Form S-8 or any successor form under the Securities Act of 1933, as amended, and no restrictions under applicable law apply to the resale of such shares of Common Stock at the time of delivery of such shares of Common Stock.”

Except as expressly herein amended, the terms and conditions of the Deferred Stock Award Agreement shall remain in full force and effect.

COMVERSE TECHNOLOGY, INC.

By:	/s/ Andre Dahan
Name:	Andre Dahan
Title:	President and Chief Executive Officer

Accepted and Agreed as of June 9, 2008:

/s/ Mark C. Terrell
Mark C. Terrell

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